CODE OF ETHICS
Effective September 30, 2013

Capital Innovations, LLC
Code of Ethics

TABLE OF CONTENTS

I.	General Principles .......................................................................................................................	4

II.	Scope of the Code ...........................................................................................................................	4

III.	Standards of Business Conduct ..................................................................................................	5

A.	Compliance with Laws and Regulations ..................................................................................	5

B.	Conflicts of Interest .......................................................................................................................	5

C.	Insider Information .......................................................................................................................	6

D.	Gifts and Entertainment ...............................................................................................................	7

E.	Political Contributions ................................................................................................................	9

F.	Confidentiality Policy ..................................................................................................................	13

G.	Activities Away From CI ..............................................................................................................	14

H.	Marketing and Promotional Activities ......................................................................................	15

I.	Whistle-Blower Policy ...................................................................................................................	15

J.	Social Media Policy .......................................................................................................................	17

IV.	Compliance Procedures ................................................................................................................	18

A.	Personal Securities Transactions ...............................................................................................	18

B.	Personal Securities Transaction Procedures and Reporting ................................................	19

1.	Preclearance Procedures ...............................................................................................................	19

2.	Blackout Periods .............................................................................................................................	20

3.	CI Trading Restrictions ..................................................................................................................	21

4.	Exempt Transactions .......................................................................................................................	22

5.	Reporting Requirements & Certification of Compliance ...........................................................	22

C.	Fund Directors .................................................................................................................................	24

D.	Non-Discretionary Advisory Accounts..................................................................................................................................................	24

V.	Recordkeeping...........................................................................................................................................................................................	24

VI.	Form ADV Disclosure...............................................................................................................................................................................	25

VII.	Administration and Enforcement of the Code of Ethics.......................................................................................................................	25

A.	Training and Education............................................................................................................................................................................	25

B.	Annual Review.............................................................................................................................................................................................	25

C.	Annual Code of Ethics Acknowledgment...............................................................................................................................................	25

D.	Management Approval..............................................................................................................................................................................	25

E.	Report to Management and Board..........................................................................................................................................................	25

F.	Reporting Violations.................................................................................................................................................................................	25

G.	Sanctions......................................................................................................................................................................................................	25

H.	Further Information Regarding the Code of Ethics.............................................................................................................................	26

VIII.	Definitions ..................................................................................................................................................................................................	26

Appendices...		29

Appendix A. Political Contributions Request Form........................................................................................................................................		29

Appendix B. Political Contributions Policy......................................................................................................................................................		30

Appendix C. Gifts, Gratuities, and Entertainment Approval Form...............................................................................................................		31

Appendix D. Pre-Clearance of Trades Form......................................................................................................................................................		32

Appendix E. Pre-Clearance Request for IPO from Access Persons................................................................................................................		33

Appendix F. Request to Engage in Outside Business Activities Form..........................................................................................................		34

Appendix G. Initial Employee Holdings Record...............................................................................................................................................		36

Appendix H. Quarterly Employee Transaction Record...................................................................................................................................		37

Appendix I. Initial Code of Ethics Certification..............................................................................................................................................		38

Appendix J. Annual Code of Ethics Certification..............................................................................................................................................		39

I. General Principles

Capital Innovations, LLC (“CI”) is a registered investment adviser. CI offers investment advisory services through several programs. CI serves its investment advisory clients, who may include individuals, pension and profit sharing plans, trusts and estates, charitable organizations, banks and thrift institutions, partnerships, corporations, and other business entities including registered or unregistered management investment companies. CI’s activities as an investment adviser subject it to various requirements under the securities laws. This Code of Ethics discusses the policies that apply to Access Persons whose responsibilities place them in a potential conflict of interest with CI’s advisory clients, including CI’s sub-advisory affiliated mutual funds (each a “Fund” and collectively, “CI Funds”).

The CI investment advisory department serves different clients and may offer services that could lead to differing types of potential conflicts of interest. CI’s duties to its advisory clients require, among other things, that neither CI nor its Access Persons use information regarding client transactions for personal profit. CI will take such steps as are necessary to ensure that not only CI’s transactions, but also Access Person’s personal investments and outside business activities are conducted in a manner that avoids both actual conflicts of interest and the appearance of any abuse of the position of trust inherent in the relationship. In an effort to accomplish this, CI will require that:

a. CI Access Persons conduct personal securities transactions in a manner consistent with this Code of Ethics;

b. Information pertaining to an advisory client’s portfolio holdings as well as his or her financial status remains confidential;

c. CI Access Persons do not manipulate their positions to their advantage; and

d. Decisions relating to advisory client investments are made based on the advisory client’s best interests. Transactions will be reviewed for compliance with consideration of both the letter and spirit of this Code of Ethics. Technical compliance with the provisions of this Code of Ethics will not excuse failure to adhere to either the general principle of fiduciary duty or the appropriate standards of professional responsibility; therefore, when requesting approval to make a personal investment, an Access Person should consider the potential appearance of the requested transaction as well as the specific facts. Failure to comply with the provisions stated in this Code of Ethics could result in disciplinary action and possible termination of employment with CI.

II. Scope of the Code

CI Access Persons are subject to this Code of Ethics. An Access Person is defined as:

1. Any officer, director, or other employee of CI who:

a. Has access to nonpublic information regarding advisory clients’ purchases or sales of securities;

b. Has functions or duties that relate to the determination of which securities recommendations, purchases, or sales shall be made to/for advisory clients, including a Fund;

c. Obtains any information regarding securities recommendations to advisory clients prior to the publication of such recommendations; or

d. Has access to nonpublic information regarding the portfolio holdings of any advisory client, including a Fund; and

2. Any other natural person in a control relationship to CI or CI Funds who obtains information concerning securities recommendations made to advisory clients or any Fund. Please refer to section IV.C for requirements of Fund Directors. Please refer to section IV.D for Non-Discretionary Advisory accounts.

III. Standards of Business Conduct

A. Compliance with Laws and Regulations

CI Access Persons are required to comply with applicable securities laws including, but not limited to, the Investment Advisers Act of 1940 (the “Advisers Act”), Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Sarbanes-Oxley Act of 2002.

As part of this requirement, Access Persons are not permitted, in connection with the purchase or sale of a security for an advisory client, including any Fund, to either directly or indirectly:

•	Defraud such advisory client;
•	Mislead such advisory client, by making an untrue statement of material fact or failing to disclose material facts to such advisory client;
•	Engage in any act, practice, or course of conduct which operates or would operate as a fraud or deceit upon such advisory client;
•	Engage in any manipulative practice with regard to such advisory client; or
•	Engage in any manipulative practice in relation to securities, including but not limited to, price manipulation.

B. Conflicts of Interest

As a fiduciary, CI has an affirmative duty of care to act in the best interest of its advisory clients. In order to comply with this duty, CI and its Access Persons must avoid conflicts of interest, and can do so by fully disclosing material information concerning any conflict that arises with respect to an advisory client.

Conflicts Among Client Interests - Conflicts can arise where CI or its Access Persons have reason to systematically favor the interests of one advisory client over another with respect to investment opportunities. For example, larger accounts over smaller accounts, or accounts compensated by performance-based fees over accounts not compensated by performance. Systematic favoritism is strictly prohibited.

Competing with Client Trades - CI prohibits any Access Person from using knowledge about pending or currently considered securities for advisory clients to profit personally, directly, or indirectly, by purchasing or selling such securities for his/her personal accounts.

In addition, Access Persons must act in the best interests of advisory clients regarding trade execution and brokerage service costs. Access Persons must adhere to the allocation, aggregation, best execution, directed brokerage and soft dollar policies and procedures.

C. Insider Information

It is a violation of the securities laws for an Access Person to recommend to clients a transaction in a security or its derivatives, or to purchase or sell a security or its derivatives for the account of the Access Person, the Access Person's spouse, children, others supported by the Access Person or any account beneficial to any of the above, when the Access Person is in possession of material, non–public information. This may take several forms which may include:

•
Information about events or circumstances relating to a company's assets or earning power, which is known only to corporate management and its confidants, and which can reasonably be expected to materially affect the market price of the company's stock ("inside information"), e.g., information from a director that the company will cut its dividend

•	Information about restructuring, tender offers, takeovers, or proxy fights

•
Information about events or circumstances which affect the market for a company's securities, but which do not affect the company's assets, earning power or other material corporate events ("market information"), e.g., information that a security will be favorably mentioned in an upcoming newsletter, article or research report

Material information has been considered to be public if it has been disseminated to the public in the national press, the wire services or reported in an SEC filing. The source of the information and the circumstances under which it was obtained are important factors in determining whether trading in the subject security (or its derivatives) is permissible it is never permissible to trade on the basis of, or while in possession of, inside information. Harsh civil penalties (treble damages) and criminal penalties (imprisonment and fines) may result, in addition to self–regulatory discipline (a bar from employment in the industry). Trading on the basis of material nonpublic market information is an uncertain and evolving subject in securities law. Please consult the Chief Compliance Officer (“CCO”) or compliance designee whenever you have questions or concerns.

D. Gifts and Entertainment

Basic Policy for Gifts: Gifts received or given over $100 per client per year are not permitted without prior written approval of your Manager and the CCO.

Access Persons may give or accept gifts, gratuities, benefits or anything else of value (hereafter referred to as “gifts”) related to the business or services offered by CI, subject to certain restrictions and an individual maximum of $100 per year per client, prospective client, vendor, service provider or others. Cash or monetary gifts of any amount (e.g., gift certificates, gift cards, vouchers, etc.) are strongly discouraged and should not be accepted or given without the approval of the CCO.

Although gifts over $100 are generally prohibited, Access persons who may be seeking an exception to the limit of $100 per year per recipient/giver as described must receive written approval from their Manager and the CCO prior to accepting or giving any such gift. Any gift of any size to a public official (city, state, federal) by an Access Person must be approved in writing in advance through the CCO, whether or not the gift is related to business of the governmental entity.

Basic Policy for Entertainment: Entertainment must be “normal business entertainment;” also, the giver and recipient must be in attendance. Access Persons may offer, give or be the beneficiary of “normal business entertainment.” Normal business entertainment includes occasional meals, or tickets to theatrical, sporting and other entertainment events at which representatives of both the giver and the recipient are in attendance and such entertainment falls within the guidelines of the IRS with regard to deductible business expenses. Gifts or entertainment may not be so lavish, frequent or extensive as to raise any question of propriety or conduct inconsistent with high standards of ethics in our business. Entertainment given must have a clear business benefit to CI, such as building or enhancing a business relationship or discussing business. In the event an Access Person wishes to accept or give any entertainment not considered normal business entertainment, the Access Person must receive prior written approval from their Manager and the CCO by completing the Gifts, Gratuities, and Entertainment Approval Form found in Appendix C.

Generally, Access Persons should not offer or accept offers of tickets or other entertainment as a gift if the giver is not attending. In the event a representative from the giver’s firm is not present at the entertainment event, the entertainment will be considered a gift, and where the value of such gift exceeds $100, it will be prohibited, unless approved in writing in advance by the Access Person’s Manager and the CCO.

The following apply to both gifts and entertainment: Reimbursement for gifts and business entertainment given must be made through the firm’s Accounts Payable Department, in accordance with the firm’s expense reimbursement policy, after being approved by the appropriate Manager.

The gifts and entertainment policy applies to gifts and entertainment related to the business of CI whether or not reimbursed by the firm. Access Persons may not solicit gifts or entertainment. Purely personal gifts generally involving family members are permissible. Personal gifts are those that serve a non-business purpose, are paid for by the giver (not the giver’s employer) and are between close friends or family members of the Access Person.

Non-business purpose gifts or gifts in recognition of life events (marriage, new children, graduation, etc.) from those who would not qualify as close friends or family (e.g., a baby gift given to an Access Person by a paper company salesman when the Access Person’s child is born) are generally limited to $100. Such gifts, regardless of size, must be reported to the Access Person’s Manager and the CCO.

Important information regarding reimbursements from investment product vendors and wholesalers: Reimbursements, payments or items of value given by product vendors, wholesalers or other outside persons or entities for business expenses related to seminars, trade shows, office parties, client appreciation events, etc. must be approved in writing in advance by the CCO or a delegate thereof. Additionally, travel or entertainment expenses paid by a vendor for an Access Person’s attendance at a training or education event sponsored by a company must be approved in writing in advance by the CCO or a delegate thereof. In accordance with FINRA Rules, the Firm must keep a record of such reimbursements or payments made on behalf of mutual fund or annuity vendors. The record must include the names of the mutual fund or annuity company offeror(s), the name(s) of the Access Person(s) involved, the amount of cash given and the nature and if known the value of any non-cash compensation received. Generally, CI requires product vendors to be in attendance at any event that they sponsor. Also, except for normal business entertainment and nominal company specific promotional items of low value (under $50), individual Access Persons may not accept anything of value from product wholesalers without the approval of the CCO. Sponsored travel on another firm’s corporate or private jet is generally not permitted. Sponsored participation in Pro-Am tournaments is generally not permitted. The spirit of this policy and industry regulations relating to gifts is to maintain high standards of ethics and prevent impropriety or even the appearance of impropriety amongst our firm and our clients in gift and entertainment situations. In the event that a particular situation arises which is not clearly defined by this policy, please contact the the CCO for clarification. CI reserves the right to request that any gift received by a CI Access Person be returned in the event the gift is prohibited by this policy or is deemed to violate the spirit of this policy and industry rules. CI Managers are responsible for ensuring that this policy is followed by Access Persons who report to them.

E. Political Contributions

I.	Introduction

In recent years, political contributions, and more specifically, “Pay-to-Play” practices, have been under intense scrutiny. “Pay-to-play” refers to the practice whereby investment advisers seek to influence government officials’ awards of advisory contracts by making or soliciting political contributions to those officials. Due to the restrictions imposed on Advisor, as a SEC registered investment advisor, and its team members, political contributions are significantly constrained. Advisor team members must comply with additional restrictions, including, but not limited to, pre-clearance of political contributions and contribution amount limitations.

Any pre-clearance review will be based solely on whether a political contribution is permissible under the SEC’s Pay-to-Play Rule or other applicable law or regulation, which may include an analysis of Advisor’s ability to provide advisory services or receive advisory fees from a government entity as a result of the contribution. The identity of a candidate, a candidate’s political party affiliation, or any other ideological factor will NOT be taken into consideration during the pre-clearance review. Instead, subject to the legal issues outlined in this policy, whether to make a political contribution is a personal and voluntary decision made by a team member. No Advisor team member will ever be favored or disadvantaged by reason of his or her political contributions or a decision not to contribute.

II.	Pay-To-Play Rule

Rule 206(4)-5, (the “Rule”) under the Investment Advisers Act of 1940 (the “IA Act”), as amended, prohibits investment advisors registered with the SEC from:

•
Providing advisory services for compensation to a government entity within two years after a political contribution to certain elected officials or candidates that can influence the hiring of the investment advisor was made by the investment advisor or certain of its executive or employees;

•
Paying a placement agent or other third party to solicit a government client for the investment advisor, unless the third party is an SEC-registered investment advisor or broker-dealer subject to “Pay-to-Play” restrictions;

•
Soliciting or coordinating campaign contributions from others for an elected official or candidate or payments to a political party where the advisor is providing or seeking to provide advisory services to a government entity, and;

•	Engaging in conduct that would indirectly violate or circumvent the rule (e.g., directing contributions through spouses or affiliates).

This Rule also extends to government entity investors in covered investment pools, including mutual funds that are investment options for a government plan.

Rule 204-2 of the IA Act, as amended, requires investment advisors with government clients to maintain certain records of political contributions, including all contributions and the identity of the donors and recipients of all donations made to government officials by the investment advisors and certain of its executives and employees.

III.	Pay-to-Play Policy

a.	General Policy

Pay-to-Play is inconsistent with the high standards of ethical conduct required by fiduciaries such as Advisor. Accordingly, while we encourage team members to be active and engaged in their communities, including through political expression, any practices or conduct that violate, or could create the appearance of violating, the Rule or otherwise implicate pay-to-play practices are strictly prohibited. Advisor has adopted the following procedures to ensure compliance with this policy.

b.	Covered Persons

This policy applies to all Advisor team members (i.e., all employees and any other person designated as covered by the policy by the Chief Compliance Officer). However, certain prohibitions of the Rule only apply to contributions by “covered associates,” as defined below. In addition, applicants for employment are covered by the policy as provided in Section IV.D.

c.	Definitions

Covered Associate
o	Any general partner, managing member, or executive officer, or other person with similar status, including legal entities;
o	Any team member who solicits a Government Entity for Advisor;
o	Any person who supervises, directly or indirectly, a team member who solicits a Government Entity for Advisor;
o	Any political action committee (PAC) controlled by Advisor or any other covered associate;
o	Any consultant or other independent contractor hired by Advisor who solicits a Government Entity on behalf of Advisor or supervises any person who performs such activities; and
o	Any other person designated by the Chief Compliance Officer.
Government Entity
o	Any state or local government, agency, or instrumentality;
o	Any pool of assets sponsored or established by the state or local government or agency including defined benefit plans or a state general fund;
o	A plan or program of a Government Entity (e.g., any participant-directed investment program); and

o	Officers, agents or employees of a state or local government or agency acting in their official capacity.
Official
o
Any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity, if the office

▪	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment advisor by a Government Entity; or
▪	Has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment advisor by a Government Entity.
Contribution
o	Any gift, subscription, loan, advance or deposit of money, or anything of value made for:
▪	The purpose of influencing any election for government office;
▪	Payment of a debt incurred in connection with any such election;
▪	Transition or inaugural expenses of the successful candidate.
o
Contributions from an account that an Advisor team member has a direct or indirect “beneficial ownership” within the meaning of the term as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 are covered under this Policy. Contributions shall include transactions from:

▪	A team member’s own account;
▪	A team member’s spouse’s account;
▪	An account owned jointly with another person;
▪	An account in the team member’s name as a guardian, executor, or trustee;
▪	An account in which such team member, their spouse, or their minor child residing in their household has a direct or indirect interest;
▪
An account of any other relative (i.e. parents, in-laws, adult children, brothers, sisters, etc.) whose account the team member directs or controls whether or not the relative resides with the person, or;

▪
An account of any other person, partnership, corporation, trust, custodian, or other entity if, by reason of contract or formal or informal understanding or arrangement, the Advisor team member has a direct or indirect pecuniary interest in such account.

o
An individual’s personal decision to volunteer for a candidate is not considered a Contribution. However, use of Advisor resources in support of any individual volunteer’s political activities is strictly prohibited. A team member should never suggest in any way that Advisor is involved in or supportive of a candidate or individual’s political activities.

o	Charitable donations made at the request of a Government Entity will be considered a “contribution” and may be restricted.

d.	Pre-Clearance Requirement

Every Contribution (defined above) made, coordinated, or solicited by a team member must be pre-approved by the Chief Compliance Officer, or the designee. This includes any contributions made by a team member’s spouse or partner, or through any of the accounts described above under the definition of “Contribution”. Pre-approval and pre-clearance shall be obtained using the Personal Political Contribution Request Form as made available by the Chief Compliance Officer from time to time, a current copy of which is attached hereto as Appendix A. The decision of the Chief Compliance Officer with respect to each request will be final and binding. The Chief Compliance Officer’s contributions will be reviewed and approved by the Chief Operating Officer.

Pre-approval and pre-clearance of a contribution shall be good for ten business days (inclusive of the business day approval is granted). Team members must provide the Chief Compliance Officer with written notification of the exact date on which the pre-approved contribution is made or if the pre-approved contribution was not in fact made.

Before extending an offer of employment, Advisor will require an applicant to disclose certain political contributions. Applications must disclose political contributions they or their spouse/partner made, coordinated, or solicited, as defined in this Policy, in the two years prior to the date of the offer of employment.

e.	Permitted Contribution Criteria

If approved by the Chief Compliance Officer or the designee and subject to any contribution limits under state and federal campaign finance laws, team members are permitted to make de minimis contributions directly to candidates of up to:

·	$350 per election per candidate if the contributor is entitled to vote for the candidate, and

·	$150 per election per candidate if the contributor is not entitled to vote for the candidate.

Exceptions to these limits may be granted by the Chief Compliance Officer in certain circumstances, such as if the contribution is exempt under the Rule or would not be reasonably likely to impact the Advisor’s ability to provide advisory services or receive advisory fees under the Rule. In addition, contributions above the de minimis amounts may be permitted for certain federal government officials.

Team members are permitted to make contributions directly to certain political parties, PACs, and federal candidates, unless the contribution is an attempted indirect violation of the Rule. If the political party or PAC is soliciting funds for the purpose of supporting a limited number of government officials, then, depending on the facts and circumstances, contributions to the political party or PAC may be prohibited.

Team members are prohibited from taking indirect actions that would be prohibited if done directly. These prohibited actions include, but are not limited to;

•	Asking another person (including a family member) or group (such as a PAC) to make a contribution to a Government Official;

•	Soliciting or coordinating payment to a state or local political party where the advisor is providing or seeking to provide investment advisory services;

•	Indirectly coordinating or sponsoring Contributions to a Government Official (such as by sponsoring a fundraising event for a Government Official); and

•	Reimbursing another person, in any way, for that person’s political contributions.

f.	Violations

Any violation of this Policy could materially and adversely affect the business or prospects of Advisor and could result in civil or criminal sanctions against Advisor. Any violation of this Policy is grounds for disciplinary action, up to and including, termination.
Any questions about this policy or about political contributions should be directed to the Chief Compliance Officer.

F. Confidentiality Policy

During the course of their employment with CI, Access Persons will acquire, receive, have access to, or otherwise come into possession of confidential information (as defined below). Access Persons may also create, derive and use confidential information as part of their job responsibilities at CI.

Confidential information includes client-related information such as client names, addresses, telephone numbers and other contact and identifying information, account locations and numbers, client agreements, brokerage commission and fee information, transactional histories, information about planned, pending and completed orders for securities trades, client portfolio holdings, past performance, personal financial data, tax information, financial needs, and investment goals and policies. Confidential information also includes information that is proprietary to CI or other valuable information about CI that is not publicly known, such as historical and prospective financial information, business plans and strategies, marketing strategies, client and potential client lists, operating methods and processes, analyses and analytical methods regarding companies, securities, transactions, industries, economic sectors, markets and trends, investment techniques and philosophies, trading practices and patterns, management decisions, personnel matters, and internal rules, policies and procedures.

Confidential information also includes material, non-public information, also known as “inside information,” about particular companies, transactions and securities. Confidential information derives economic value to CI from not being generally known to, and not being readily ascertainable by others, and CI has taken reasonable steps to maintain the secrecy of confidential information.

Access Persons, both during and following employment, must keep confidential and maintain the secrecy of all confidential information and not use, divulge or make available any confidential information except in furtherance of their duties and responsibilities at CI or as otherwise required by law. Access Persons also disclaim any ownership or other right to any confidential information they create or develop while at CI or bring to CI and use in connection with employment at CI. Access Persons are also bound by the terms of CI’s Privacy Policy. Upon termination of employment, Access Persons shall promptly surrender to CI all property and other things of value in their possession or in the possession of any person or entity under their control, including without limitation all personal notes, manuals, lists, reports, documents or information stored or contained on computers and related disks, containing, derived from, or related to any confidential information or otherwise related to the business of CI.

G. Activities Away From CI

Raising Money for Business Ventures

No Access Person may arrange financing for or the lending of money, regardless of the amount, to any person, group, partnership or corporation without the prior written approval of the Firm. Permission must be requested in writing through the CCO. The request should outline the amount of money to be raised, from whom, the use of the money, the exact nature of the Access Person's participation, compensation (direct or indirect) and the nature of the enterprise. Generally, CI will not approve such requests. Pre-approval and pre-clearance shall be obtained using the Request to Engage in Outside Business Activity with a Profit or Not-For-Profit Organization Form as made available by the Chief Compliance Officer from time to time, a current copy of which is attached hereto as Appendix F.

Raising Money for Charitable or Political Activities

Access Persons may not use CI facilities or resources for charitable or civic purposes without the prior approval of CI. Activities involving solicitation of funds should be discussed with the Compliance Department to be sure that there are no securities law considerations.

Private Business Ventures

Rule 346 of NYSE requires that Access Persons receive the written approval of their employer prior to engaging in any outside business activities. In addition, the Rule also requires the Exchange's approval for the outside business activities of Access Persons who are delegated with supervisory responsibilities under Rule 342 of the Exchange, (i.e., Branch Office Managers, Department Managers, Executive Officers, etc.).

Under Exchange and Firm policy, the following outside activities are deemed to be covered by the above noted rule:

•	employment of any sort (part or full time);
•	running for or holding a political office;
•	becoming a trustee, director, officer or partner of any organization or business; raising money for any company, individual or venture; or
•	engaging in any outside writing or broadcasting.

After informing the Manager, a memo detailing the proposed outside activity must be submitted by the Access Person to the CCO for Firm approval. See Appendix F.

Private Business Ventures with a Client or the Public

Prior approval from the Compliance Department is required before an Access Person may be involved in any form of commercial enterprise with someone who is also the Access Person's client or a member of the public. Further, an Access Person may not receive, directly or indirectly, compensation of any form from a client or anyone other than CI, without the prior approval of the Firm through the CCO.

Acting as Personal Trustee for a Client

Access Persons shall discuss with the CCO any appointment as a trustee, administrator or executor except in the case of immediate family members. As a trustee for a client's account, the Access Person is considered to have a conflict of interest that is difficult to cure by written authorization, agreement, or otherwise and is illegal in many states.

Expert Witness

CI does not permit Access Persons to testify as expert witnesses, except under unusual circumstances and then only with the prior approval of CI Legal Counsel.

H. Marketing and Promotional Activities

Any marketing or promotional activities, including oral and written statements made by CI Access Persons to advisory clients, prospective advisory clients, and the media, must be professional, accurate, balanced, and not misleading. Please refer to the CI Compliance Manual for additional information regarding marketing procedures.

I. Whistle-Blower Policy

In keeping with the policy of maintaining the highest standards of conduct and ethics, Capital Innovations, LLC will investigate any suspected fraudulent or dishonest use or misuse of the Capital Innovations, LLC’s resources or property by staff, board members, or consultants. Capital Innovations, LLC is committed to maintaining the highest standards of conduct and ethical behavior and promotes a working environment that values respect, fairness and integrity.

All staff, board members and volunteers shall act with honesty, integrity and openness in all their dealings as representatives for the organization and comply with all applicable laws and regulations. Failure to follow these standards will result in disciplinary action including possible termination of employment, dismissal from one’s board or volunteer duties and possible civil or criminal prosecution if warranted.

Staff, board members, and consultants are encouraged to report suspected fraudulent or dishonest conduct (i.e. to act as a “whistle-blower”), pursuant to the procedures set forth below.

Reporting: A person’s concerns about possible fraudulent or dishonest use or misuse of resources or property should be reported to his or her Manager or, if suspected by a consultant, to the staff member supporting the consultant’s work. If for any reason a person finds it difficult to report his or her concerns to a Manager or staff member supporting the employee’s work, the person may report the concerns directly to the Securities and Exchange Commission (SEC) or local authorities. Alternatively, to facilitate reporting of suspected violations where the reporter wishes to remain anonymous, a written statement may be submitted to one of the authorities listed above.

Baseless Allegations: Allegations made with reckless disregard for their truth or falsity. People making such allegations may be subject to disciplinary action by Capital Innovations, LLC, and/or legal claims by individuals accused of such conduct.

Fraudulent or Dishonest Conduct: A deliberate act or failure to act with the intention of obtaining an unauthorized benefit. Examples of such conduct include, but are not limited to:

•	Forgery or alternation of documents;

•	Unauthorized alteration or manipulation of computer files;

•	Fraudulent financial reporting;

Pursuit of a benefit or advantage in violation of Capital Innovations, LLC’s Conflict of Interest Policy;

•	Misappropriation or misuse of the Capital Innovations, LLC’s resources, such as funds, supplies or other assets;

•	Authorizing or receiving compensation for goods not received or services not performed; and

•	Authorizing or receiving compensation for hours not worked

All relevant matters, including suspected but unproved matters, will be reviewed and analyzed, with documentation of the receipt, retention, investigation and treatment of the complaint. Appropriate corrective action will be taken, if necessary, and findings will be communicated back to the reporting person and his or her Manager. Investigations may warrant investigation by an independent person such as auditors and/or attorneys.

Whistle-Blower Protection: Capital Innovations, LLC will protect whistle-blowers as defined below:

•
Capital Innovations, LLC will use its best efforts to protect whistle-blowers against retaliation. Whistle-blowing complaints will be handled with sensitivity, discretion and confidentiality to the extent allowed by the circumstances and the law. Generally this means that whistle-blower complaints will only be shared with those who have a need to know so that the Capital Innovations, LLC can conduct an effective investigation, determine what actions to take based on the results of any such investigation, and in appropriate cases, with law enforcement personnel. (Should disciplinary or legal action be taken against a person or persons as a result of a whistle-blower complaint, such persons may also have the right to know the identity of the whistle-blower.)

•
Employees, consultants and volunteers of the Capital Innovations, LLC may not retaliate against a whistle-blower for informing management about an activity which that person believes to be fraudulent or dishonest with the intent or effect of adversely affecting the terms or conditions of the whistle-blower’s employment, including but not limited to, threats of physical harm, loss of job, punitive work assignments, or impact on salary or fees. Whistle-blowers who believe that they have been retaliated against may file a written complaint with the one of the partners of the firm. Any complaint of retaliation will be promptly investigated and appropriate corrective measures taken if allegations of retaliation are substantiated. This protection from retaliation is not intended to prohibit supervisors from taking action, including disciplinary action, in the usual scope of their duties and based on valid performance-related factors.

Whistle-blowers must be cautious to avoid baseless allegations (as described earlier in the definitions section of the policy).

J. Social Media Policy

The following are guidelines for Capital Innovations, LLC employees who participate in social media. Social media includes personal blogs and other websites, including Facebook, LinkedIn, MySpace, Twitter, YouTube or others. These guidelines apply whether employees are posting to their own sites or commenting on other sites:

a.
Follow all applicable Capital Innovations, LLC policies.  For example, you must not share confidential or proprietary information about Capital Innovations, LLC and you must maintain client privacy at all times. Among the policies most pertinent are those concerning client and business confidentiality, code of conduct and code of ethics, insider information, political activity, and Computer, E-mail & Internet Use.

b.
Write in the first person. Where your connection to Capital Innovations, LLC is apparent, make it clear that you are speaking for yourself and not on behalf of Capital Innovations, LLC. In those circumstances, you should include this disclaimer: “The views expressed on this [blog; website] are my own and do not reflect the views of my employer.” Consider adding this language in an “About me” section of your blog or social media profile.

c.	If you identify your affiliation to Capital Innovations, LLC, your social media activities should be consistent with CI’s high standards of professional conduct and code of ethics
d.
Employees should not communicate in the public internet about Capital Innovations, LLC or Capital Innovations, LLC-related matters unless prior approval is granted by the Chief Compliance Officer or designee prior to each instance.  Upon approval, you must disclose your connection with Capital Innovations, LLC and your role at Capital Innovations, LLC within the communication.  Be professional, use good judgment and be accurate and honest in your communications; errors, omissions or unprofessional language or behavior reflect poorly on CI, and may result in liability for you or Capital Innovations, LLC. Be respectful and professional to fellow employees, business partners, competitors and clients.

e.	Ensure that your social media activity does not interfere with your work commitments.
f.	Capital Innovations, LLC discourages staff in management/supervisory roles from initiating or accepting “friend” requests with employees they manage.
g.
Capital Innovations, LLC does not endorse people, products, services and organizations. On social media websites such as LinkedIn, where your affiliation to Capital Innovations, LLC is known, personal recommendations should not be given or requested.

h.	Unless approved by the Chief Compliance Officer, your social media name, handle and URL should not include Capital Innovations, LLC’s name or logo.

Ask the Chief Compliance Officer or designee if you have any questions about what is appropriate to include in your social media profile(s). Failure to comply with the Social Media Policy may lead to disciplinary action up to and including termination.

IV. Compliance Procedures

A. Personal Securities Transactions

Unless a transaction or an Access Person is exempt, Access Persons must ensure that their personal trades, as well as those of their Immediate Family (please refer to Section VIII for a definition) members, are precleared through the CCO or authorized designee before initiating a securities transaction for their personal accounts.

This requirement applies to personal accounts held at other broker-dealers. Should an Access Person submit a pre-clearance request that returns a conflict, or should he or she know of any potential conflicts that the pre-clearance request does not indicate, he or she should contact the CCO to receive approval prior to entering his or her trade. Supervisory approval is valid only on the business day on which it is logged. If the transaction is not effected on the date on which it is logged, the Access Person must submit a new request for subsequent approval. GTC orders are not exempt from this requirement and, therefore, must be precleared daily until execution or cancellation of the order.

If an Access Person effects a transaction in any security that is deemed to be a prohibited transaction, as outlined in part B of Section IV, such transaction may be cancelled. Any losses sustained during the intervening period shall be the sole responsibility of the Access Person, while any profit on the transaction must be relinquished and may be donated to a charitable organization designated by CI. The CCO or authorized designee, in reviewing personal transactions, should consider whether the Access Person has any direct or indirect professional relationship with the issuer or if the proposed transaction has any substantial economic relationship to any securities being considered for purchase or sale for advisory clients, including any Fund. An Access Person has a direct or indirect professional relationship with the issuer if, for example, the Access Person provides consulting services to the issuer, or is an officer or director of the issuer or its affiliates. A professional relationship may also exist if an Access Person’s Immediate Family member has such a relationship with an issuer or its affiliates. The Access Person is in the best position to know whether additional information should be disclosed to his/her Manager and/or the CCO. An Access Person must, therefore, disclose any personal interest that either is, or might be, a conflict with the interest of an advisory client. A transaction should only be approved after considering whether additional information may be required. Access Persons are required to obtain approval from the CCO before investing in an initial public offering (“IPO”) or private investment. For an IPO purchase request, the Access Person must complete a Private Investment Transaction Approval Request Form, which can be found as Appendix D of this document, and submit the form to the CCO for review and approval. In order to comply with FINRA Rule 5130, it is unlikely that an Access Person will be eligible to purchase any IPO securities. For a private investment approval request, the Access Person must complete a Private Investment Transaction Approval Request Form, which can be found as Appendix E of this document, and submit the form to the CCO for review. If approval is granted, the resulting transaction must be included on the Access Person’s Personal Securities Quarterly Transaction Attestation found as Appendix H.

B. Personal Securities Transaction Procedures and Reporting

1. Pre-clearance Procedures

Access Persons shall follow the pre-clearance procedures described in the previous section, except if exempted. In any event, no Access Persons or their Immediate Family members shall purchase or sell, directly or indirectly, any Security (defined in Section VIII) which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (defined in Section VIII) and which he, she, or an Immediate Family member knows or should have known at the time of such purchase or sale is:

a. The subject of an initial public offering in any equity securities or securities convertible into equity securities (unless the Access Person requests and receives prior written approval as discussed in Part A of Section IV);

b. Offered pursuant to a limited offering or private placement memorandum (unless the Access Person requests and receives prior written approval as discussed in part A of Section IV); or,

c. Prohibited by the guidelines described in more detail below.

2. Blackout Periods

These prohibitions do not prevent CI Access Persons from owning or purchasing securities that may be owned or held by one or more advisory clients. Certain transactions, however, shall be permitted only if the Access Person’s personal transaction occurs between one and seven calendar days before or after the advisory client transaction.

In an effort to avoid any assertion that the Access Person could benefit from an advisory client transaction that could move the security price up, Access Persons should adhere to the following guidelines, unless exempted:

i. An Access Person may not sell personally held securities until at least seven calendar days after advisory clients have completed purchases. However, an Access Person may sell a security currently held in his/her personal account if the Access Person sells at least one calendar day prior to purchasing the security for advisory clients.

ii. An Access Person may not buy securities in a personal transaction if purchases in the same securities may be affected for advisory clients during the seven calendar day period following the personal transaction. However, an Access Person may buy a security that has been purchased for advisory clients if the Access Person purchases at least one calendar day after purchasing the security for advisory clients.

Similarly, to prevent Access Person from profiting as a result of advisory client transactions that have the ability to decrease the security price,

Access Persons should adhere to the following guidelines:

i. An Access Person may not buy securities in a personal transaction until at least seven calendar days after advisory clients have sold the security. However, an Access Person may buy a security that will be sold for advisory clients if the Access Person purchases at least one calendar day before selling the security for advisory clients.

ii. An Access Person may not sell securities in a personal transaction if advisory clients may sell the same securities during the seven calendar day period following the personal transaction. However, an Access Person may sell a security that has been sold for advisory clients if the Access Person sells at least one calendar day after selling the security for advisory clients.

It is acknowledged that certain Access Persons (such as those who are officers of CI Funds but who do not manage any advisory client accounts or serve as portfolio managers or analysts for any of the CI Funds) may buy or sell securities in a personal transaction without any knowledge of any advisory client or CI Funds’ portfolio transactions that have been made within seven calendar days prior to or following such Access Person’s personal transaction. In those instances, the CCO or delegate will review such Access Person’s personal transaction and determine whether to exempt such transaction from the prohibitions described above.

An Access Person may buy or sell a security on the same day that it will be traded for advisory clients, only if the following statements apply:

i. Market capitalization of the security exceeds $3 billion on the day of the transaction(s); and

ii. The transaction for the Access Person does not represent, either at the time of the transaction or upon conversion, the purchase or sale of more than 1,000 shares of common stock; and

iii. The Access Person’s transaction is effected subsequent to advisory client transactions.

These guidelines do not set forth every possible combination of security transactions; however, any proposed transactions shall be reviewed during the preclearance process using these, or similar constraints. In some cases, the CCO may grant appropriate exceptions based on the facts. Such exceptions may be granted after consideration of market volume and capitalization, shares outstanding, recent market trends, conflicts of interest, etc.

3. CI Funds Trading Restrictions

Additional scrutiny will be placed on the trading activity of CI Fund Access Persons. In addition no Fund Access Person shall sell, directly or indirectly, or acquire any direct or indirect interest in any Security which he or she knows or should have known at the time of purchase or sale:

a. Is a security for which a Fund has an open order pending; or

b. Is an offsetting transaction effected in the same or equivalent security within the last (or prior) 60 calendar days.

Moreover, CI Fund Access Persons are required to preclear personal transactions, including 401(k) and 529 account transactions, in the CI Funds. . In addition, Access Persons are NOT required to preclear periodic investment plan purchases or automatic withdrawals (e.g., Automatic Investment Plan).

As the CI Funds are intended to be long-term investments and not a means to speculate on short-term market movements, Fund Access Persons’ purchase and sale activity of the CI Funds will be monitored for inappropriate trading on a periodic basis by the Compliance Department. Inappropriate trading activity can hurt a Fund’s performance as well as its shareholders. Any Fund Access Person’s trading activity that is deemed inappropriate is a violation of this Code of Ethics and may result in a temporary suspension of a Fund Access Person’s trading privileges.

4. Exempt Transactions

The guidelines and pre-clearance obligations of this Code of Ethics (i.e., items 1, 2 and 3 of Part B of this Section IV) shall not apply to:

a. Purchases or sales affected in any account over which an Access Person has no direct or indirect influence, control or Beneficial Ownership, or in any account in which discretion is given by the Access Person to a third party, and the Access Person does not place, recommend, approve or direct the transaction.

b. Changes in ownership positions related to stock splits, stock dividends or other similar actions by an issuer as well as purchases or sales of securities which are the result of a stock delivery or receipt upon option assignment by a contra party;

c. Purchases of securities which are part of an automatic dividend reinvestment plan; or

d. Purchases of securities effected upon exercise of rights issued by an issuer pro-rata to holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

e. Purchases or sales of open-end investment companies, (i.e., mutual funds) (other than purchases or sales of CI Funds by CI Fund Access Persons) exchange traded funds, closed-end funds and REIT’s involving less than 1,000 shares, variable rate bonds (also known as floaters), futures and options (on currencies or on a broad-based securities index), securities which are direct obligations or agency issues of the U.S. Government, short-term debt obligations, bankers’ acceptances, bank certificates of deposit, commercial paper, unit investment trusts that are invested exclusively in unaffiliated mutual funds, annuities, worthless securities, and money market instruments.

5. Reporting Requirements & Certification of Compliance

a. Initial Holdings Reports and Annual Holdings Reports

Each Access Person must file, no later than ten (10) calendar days after designation as an Access Person, a statement reflecting direct and indirect Beneficial Ownership of securities on an Initial Holdings Report. The fourth quarter Personal Securities Transaction Attestation will serve as the Annual Holdings Report. The content of the holdings reports must be current as of a date 45 calendar days preceding receipt of the report.

b. Quarterly Transaction Reports and Brokerage Account Reports

Each Access Person must report his/her personal securities transactions at least quarterly. In accordance with its duties as an investment adviser, CI supplies each Access Person with a Personal Securities Transaction Attestation Statement Form. This Attestation must be reviewed and acknowledged no later than 30 calendar days following the end of the calendar quarter. Should an Access Person acquire direct or indirect Beneficial Ownership of an account or securities that have not previously been disclosed, the relevant information should be included on the quarterly reports.

c. Transactions exempt from Reporting

CI Access Persons are not required to:

i. Report securities held in accounts over which they have no direct or indirect influence or control;

ii. Report purchases or sales of open-end investment companies (other than the CI Funds and exchange traded funds);

iii. Report transactions effected pursuant to an automatic investment plan; or

iv. Provide reports that would duplicate information contained in broker-dealer trade confirmations or account statements that CI holds in its records.

e. Duplicate Brokerage Confirmations and Statements

If an Access Person has been approved to maintain an account away from CI, the Compliance Department will request duplicate copies of transaction confirmations and quarterly statements from the financial institution where the account is custodied.

f. Monitoring of Personal Securities Transactions

CI’s Chief Compliance Officer or delegate will monitor the personal securities transactions and trading patterns of its Access Persons in order to identify improper trading.

g. Chief Compliance Officer’s Quarterly Reports

The Chief Compliance Officer or delegate shall prepare a quarterly report to the CI Management which shall:  Identify any issues arising under this Code of Ethics including, but not limited to, any violations involving Fund Access Persons (as defined in Rule 17-j(1)(a)(i) under the Investment Company Act of 1940) that required remedial action during the past quarter; and identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice, or developments in law or regulations. The quarterly reports shall be summarized in an annual report to the CI Funds’ Board of Directors and shall include a certification from the Funds and CI stating that the respective entity has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

C. Fund Directors

Fund Directors (as defined in Section VIII) are exempt from the gifts and entertainment provisions dictated in Part D of Section III, the political contributions provisions specified in Part E of Section III, and the preclearance requirements outlined in Part A of Section IV. In addition, the Fund Directors are exempt from the trading guidelines specified in Part B.1 of Section IV, as well as the compliance requirements addressed in Parts B.3.a, B.3.d, B.3.e, B.3.f, and B.3.g. Fund Directors are also exempt from the reporting requirements outlined in Part B.3.b of Section IV unless such director knew, or in the ordinary course of fulfilling his or her official duties as a Fund Director should have known that, during the 15-day period immediately before or after the date of the transaction by the Fund Director, such security was (a) purchased or sold by CI on behalf of any advisory client, including a Fund, or (b) being considered by CI on behalf of any advisory client, including a Fund. Such transactions shall be reported to and monitored by the Funds’ Chief Compliance Officer.

D. Non-Discretionary Advisory Accounts

Access Persons with non-discretionary advisory client account(s) shall not be subject to the preclearing provisions of the Code of Ethics (Section IV.A) or from the blackout periods (Section IV.B.2). Please note, the firm will be reviewing the personal trading activities of all Access Persons and may, upon review, require the Access Person’s personal trade(s) canceled at the Access Person’s expense. The firm reserves the right to require Access Person(s) with non-discretionary advisory account(s) to preclear their personal trades. Access Persons with both nondiscretionary and discretionary accounts will be required to pre-clear all their personal trades.

Note: All Access Persons must follow the reporting requirements of this Code of Ethics.

V. Recordkeeping

As documentation of Compliance with the applicable securities laws, CI’s Compliance Department will maintain copies of pertinent information for no less than 5 years (with the information maintained in an easily accessible location for the first 2 years). This documentation includes, but is not limited, to the following:  Copy of each Code of Ethics that has been in effect any time during the past five years; A record of any violation or exception of the Code of Ethics and any action taken as a result of such violation or exception; Copy of Initial and Annual Holdings Reports, Quarterly Attestations, Code of Ethics

Annual and/or Amendment Acknowledgments of Receipt, confirmations, and statements;  A list of current Access Persons as well as a list of former Access Persons who were designated as such during the past 5 years; A copy of reports provided to CI’s Management Committee pertaining to this Code of Ethics; and Copies of New Issue Certification Forms and Private Investment Transaction Approval Request Forms.

VI. Form ADV Disclosure

A description of the CI Code of Ethics will be included in Part 2 of CI’s Form ADV, or substitute brochure, along with instructions on how an advisory client can obtain a copy of this Code of Ethics.

VII. Administration and Enforcement of the Code of Ethics

A. Training and Education

The Compliance Department is responsible for training and educating CI’s Access Persons regarding this Code of Ethics.

B. Annual Review

CI’s Management Committee shall review this Code of Ethics annually and evaluate its effectiveness.

C. Annual Code of Ethics Acknowledgment

Each Access Person must annually attest that he/she has received and reviewed a copy of this Code of Ethics. This is done via the signature page of the CI Code of Ethics Acknowledgment Form (See Appendix I and Appendix J of this document).

C. Management Approval

The CI Management Committee must approve the content of this Code of Ethics as well as any changes made to it in the future.

D. Report to Management and Board

Violations of this Code of Ethics by Access Persons, who are also Fund Access Persons, as defined above, will be brought to the attention of the Funds’ Board of Directors at its quarterly meeting.

E. Reporting Violations

Access Persons are required to report any violations of this Code of Ethics promptly to the CCO or delegate.

F. Sanctions

Upon discovering a violation of the Code of Ethics, CI may impose appropriate sanctions. The sanctions for inappropriate trading activities or knowingly filing false reports may include, among others, disgorgement of profits, fines, or suspension or termination of employment. Sanctions may also be imposed for incomplete or untimely reports.

G. Further Information Regarding the Code of Ethics

Please direct questions or concerns pertaining to this Code of Ethics to the CCO or Management Committee.

VIII. Definitions

“Advisory Clients”- Include accounts for which a CI provides investment supervisory services.

“Access Person”- Please see page 2 of this Code of Ethics for a definition.

“Affiliate”- Any person directly or indirectly owning, controlling, or holding with power to vote, 5 percent or more of the outstanding voting securities of such other person; Any person 5 percent or more whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; Any person directly or indirectly controlling, controlled by, or under common control with, such other person; Any officer, director, partner, copartner, or employee of such other person; If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

“Beneficial Ownership”- has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended. In general, a person has beneficial ownership of a security if such person has or shares (a) voting or dispositive power with respect to such security and (b) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship, or otherwise. A person is presumed to be the beneficial owner of securities held by immediate family members sharing a person’s household (which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships).

Beneficial ownership typically includes: Securities held in a person’s own name; Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements; Securities held by a bank or broker as a nominee or custodian on a person’s behalf or pledged as collateral for a loan; Securities held in a trust of which such person is a trustee or beneficiary; And Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

“Control”- Power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

“Fund Director”- A Director of CI Funds who is not also an officer of CI Funds or an Affiliate of CI.

“Immediate Family”- Spouses of Access Persons; Children of Access Persons, if sharing a residence or supported directly or indirectly to a material extent; or any persons who are supported directly or indirectly to a material extent or living in the same residence.

“Material information”: Information is “material” when it could have an impact on the market price of securities involved or if it is likely that a reasonable investor would consider the information important in deciding whether to purchase or sell the securities. Information may be material to one issuer but not to another. Information may be material to certain securities of an issuer but not material to all securities of that issuer (e.g., to equity, but not to debt). Examples of information that could be material include:

• mergers, acquisitions, tender offers and restructurings

• substantial nonperforming loans or impending bankruptcy

• securities offerings and repurchases

• a change in earnings and dividends (or estimates of same)

• significant new business products, discoveries, and services, or the loss of any of these

• a change in an issuer's credit rating by a rating agency

• significant shifts in operating or financial circumstances, such as cash-flow reductions, major write-offs, changes in accounting methods and strikes at major plants

• voluntary calls of debt or preferred stock issues

• significant litigation or litigation developments

• governmental developments that could affect securities markets

• changes in control or management

• developments regarding customers or suppliers (e.g., loss or acquisition of a contract)

“Nonpublic/Public information”: Information should be considered nonpublic unless it is clearly public. Information is deemed public once it has been publicly announced or otherwise disseminated in a manner that makes the information available to investors generally. For example, limited disclosure over a private wire service for institutional investors is not considered full disclosure to the public. Information disclosed in a press release distributed through widely circulated news or wire service would generally be considered public.

“Pecuniary Interest”- The opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. An indirect pecuniary interest generally includes securities held by members of a person’s immediate family sharing the same household (which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships).

“Purchase or sale of a Security”- Includes the buying or writing of an option to purchase or sell a security and the purchase or sale of instruments which may be connected to securities the advisory client holds or intends or proposes to acquire.

“Security”- Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“Supervised Person”: Any of the Firm’s officers, partners, directors (or other persons occupying a similar status or performing similar functions), or employees, or any other person who provides investment advice on the Firm’s behalf and is subject to supervision or control.

Appendix A

Capital Innovations, LLC

Political Contributions Request Form

Received By: ___________________

Date & Time: ___________________

1.	Name of Covered Associate: ________________________________________________

2.	Current Home Address: ____________________________________________________

3.	Amount of Contribution: ___________________________________________________

4.	Name of Political Committee (individual or organization to whom contribution will be made):__________________________________________________________________

5.	Name of Candidate (if applicable): ___________________________________________

6.	Recipient’s Office, Position, or Candidacy: ____________________________________

7.	Entitled to Vote for Recipient? [ ] Yes [ ] No

8.	Date of Proposed Contribution: ______________________________________________

To the best of my knowledge and belief, I certify that the answers provided above are true and correct and that this contribution fully complies with the requirements with the permitted contributions criteria contained in Capital Innovations’ Political Contributions Policy.

__________________________________________________                   __________________
Signature                                                                                                                     Date

Compliance Approval

Approved   _______________

The above proposed political contribution appears to be consistent with Capital Innovations’ Political Contributions Policy and I believe that the conditions necessary for approval of the proposed contributions have been satisfied.

Denied        _______________

The above proposed political contribution does not meet the criteria for being a permitted political contribution. It is being denied because:

€	The contribution creates a conflict under Rule 206(4)-5.

€	Other (describe): _________________________________________________________

______________________________________________                                  ____________________
Chief Compliance Officer                                                                                                      Date

Appendix B

Capital Innovations, LLC

Political Contributions Policy

Statement of Understanding

I hereby certify that I have received a copy of Capital Innovations’ Political Contributions Policy. I have carefully and thoroughly read and understand the contents of the Policy, have had the opportunity to ask any questions I may have, and I agree, without reservation, to follow the Policy.

I further understand that compliance with this Policy is a condition of employment. My failure or refusal to cooperate in its administration, sign any required document or abide by its terms will subject me to immediate disciplinary action, up to and including discharge for my first offense. Advisor reserves the rights to interpret, change, rescind, or depart from this Policy in whole or in part without notice. Nothing in this policy alters my employment relationship with Advisor which remains an “at-will” arrangement.

___________________________________________
Name (print)

___________________________________________
Signature

___________________________________________
Date

Appendix C

Capital Innovations LLC

Gifts, Gratuities, and Entertainment Approval Form

☐Request for gift to be GIVEN                                                                       oRequest for gift that has been RECEIVED

Employee name: _______________________________________________________

Title: _________________________________________________________________

1.	Is the person/firm receiving the gift from you or giving the gift to you a customer?

            oYES                                        oNO

a.	If YES, include account number: _________________________________________
b.	If YES, include full account name: ________________________________________
c.	If NO, explain the relationship with you: ___________________________________

2.	Gift description: __________________________________________________________
-Value: _________________________________________________________________

       3.  Indicate:

- Is the gift personal? (Ex: wedding gift, baby gift)	o YES	oNO

-Is the gift to a union official?	oYES	oNO

-Is the gift to a public official?	o YES	oNO

_________________________________________________                                                                           __________________________
                              Employee Signature                                                                                                                                 Date of Request

Compliance Officer Review:

________ Reviewed Gift Log to determine gift within $100 limitation Firm-wide

________Approved

________Disapproved

Records:

_______ Forward original Gift Approval Form to employee, retain copy in Compliance File

_______ Forward copy to Compliance

Supervisor’s name printed: _________________________________________________________

Supervisor’s Signature: _____________________________________________________________

Date: _____________________

Recorded gift in Gift Log: _______

Appendix D

Capital Innovations, LLC

Pre-Trade Clearance Request Form

Employee:  ___________________________________________

Security to be traded: ___________________________________

Transaction type:                □   Purchase
□   Sale
□   Stop-loss

Stop-loss Month: _________________________
(Only valid for current calendar month)

Stop Loss Price: _______________________________

Current Market Price: ___________________________

□    Employee Account________________________________________________________________________

□    Number of shares or face amount: ____________________________________________________________

□    Proposed transaction date: __________________________________________________________________

□    Broker-Dealer or Financial Institution:  _________________________________________________________

To the best of my knowledge and belief, and after due inquiry, I am not in possession of any material, nonpublic information concerning the security listed above; for a stop-loss order, the pre-clearance is valid only in the calendar month of issue and the stop-loss pre-approval is automatically rescinded if Epoch acquires the security in any account; and the proposed transaction is not otherwise prohibited by the provisions of the Code of Ethic and Business Conduct, as applicable.

_________________________________________________                                   __________________________
Employee's Signature                                                                                                             Date

To the best of my knowledge and belief, and after due inquiry:
-     there are no prior or pending trades for the security listed above   ❑
-     there are prior or pending trades for the security listed above         ❑
-     for a stop-loss request, the security is not held in any account         ❑

_________________________________________________                                     __________________________
Trader's Signature                                                                                                                    Date

Notification of Approval or Denial
(to be completed by the Approving Official)

Your request for pre-clearance in connection with a transaction in the above-listed security has been:
□    Approved for the proposed transaction date or stop-loss price only, and               □     Denied subject to the conditions, if any, set forth below:

_________________________________________________                                   __________________________
Approving Official                                                                                                                 Date

Appendix E

Capital Innovations, LLC

Pre-Clearance Request for IPO of Limited Offering Purchase from Access Persons of CI

Instructions: IF you are an Access Person of Capital Innovations, LLC, (“CI”), you must complete this request and receive permission to purchase (called “pre-clearance”) before directly or indirectly acquiring beneficial ownership in securities in an initial public offering and also ownership by any member of your immediate family sharing your household. An Access Person seeking pre-clearance should submit a completed request to the Company’s Chief Compliance Officer (CCO) or the CCO’s designee (the Compliance Department).

Period of Pre-Clearance: The Clearing Officer’s pre-clearance of the proposed purchase will become effective when she/he signs this request. Pre-clearance will expire as of the close of business (Eastern Time) seven (7) days after the Clearing Officer signs the request

*********************************************

A.	I request permission to acquire beneficial ownership in the following securities in an:

                     ☐  Initial Public Offering                                                                           or                       ☐   Limited Offering

Name of issuer of securities; where incorporated; type of entity; and nature of business:

__________________________________________________________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________________________________________________________

Number of shares or principal amount to be acquired: ________________________________________

Proposed purchase price per share/unit ad total price: ________________________________________

Type of account that will hold securities and name of owner of the account: _____________________________________________________________________________________

B.
I certify that: 1) the opportunity to acquire the securities described in A did not, as a result of my position with CI, become available to me from any client, vendor, or other business that has a relationship with CI or any of its affiliates; 2) I am not an evaluator (in the normal course of my position or from time to time) for securities of the issuer named in A; and 3) that I will notify the CCO of the date when I complete a pre-cleared acquisition by promptly providing in writing the date of acquisition and the securities acquired; and 4) the acquisition will comply in all respects with CI’s Code of Ethics.

C.	I will notify the CCO immediately if I become aware that my proposed acquisition will violate, or that the completed acquisition did violate, the Code of Ethics.

_________________________________________________                                                             __________________________
Signature of Access Person                                                                                                                                Date

Print Name of Access Person: ______________________________________________________

Permission to purchase securities described in A above is:         o    Granted              or              o     Denied

_________________________________________________                                                             __________________________
Signature of Compliance Department Representative                                                                                     Date

Print Name of Compliance Department Person: ______________________________________________

Appendix F

Capital Innovations, LLC

Request to Engage in Outside Business Activity with a Profit or Not-For-Profit Organization

Name:    ________________________________________

Title:  __________________________________________

Date of Request: __________________________________

1.       I would like to become a(n) [Check all that apply]:

o	Director
o	Trustee
o	Officer
o	Member of Advisory Board
o	General Partner
o	Limited Partner
o	Controlling Person
o	Consultant/Sole Proprietor
o	Employee
o	Other __________________________________

2.       Term of Office:   __________________________________

3.       Starting Date:    ___________________________________

4.       Honorarium, Stipend, or Salary (if inapplicable, please so state): ____________________________

5.       Are you serving at the request of CI or an Affiliated Entity (check one)?

                        o Yes                    o No

6.       If yes, identify the name of the individual and affiliated legal entity requesting you to serve
__________________________________________________________________________________________________________________________________________________________________________

7.       Does the organization have a current business relationship with CI or any of its affiliates, including but not limited to a client relationship or vendor relationship?

                         oYes                     oNo

8.       If yes, describe the nature of the relationship. _______________________________________________________________________________________________________________________________________

9.       Do you have a direct or indirect responsibility for any aspect of the relationship?

                        oYes                     oNo

10.      If yes, describe your involvement with the relationship.        ______________________________________________________________________________________________________________________________

11.      In connection with your association with this organization, will you be involved in any of the following?  Please check the applicable categories.

             oMaking Investment Decisions
             oGiving Investment Advice
             oManaging money

12.      If any of the categories noted in 11 apply, please describe the nature of the investment decisions, advice, or management of money you will be giving:
 __________________________________________________________________________________________________________________________________________________________________________

Please be advised that should this request be approved, you must notify compliance immediately of any real or apparent conflicts of interest that may arise due to your association with this organization.

__________________________________________________        ______________________________
Signature of Employee                                                                                      Date

______________________________________         ___________________________________________
Print Name of Immediate Supervisor                                    Signature of Immediate Supervisor

_______________________________
Date Immediate Supervisor Approved

------------------------------------------------------------------------------------------------------------------------------------------

For Compliance Department Only

_________________________________            oApproved                           oNot Approved
Date Reviewed

_________________________________           ______________________________
Name of Compliance Officer                                        Signature of Compliance Officer

Comments: ___________________________________________________________________________

_____________________________________________________________________________________

Appendix G

Capital Innovations, LLC

INITIAL EMPLOYEE HOLDINGS RECORD

Information regarding personal securities holdings must be initially reported to the CCO no more than ten (10) business days following the start of employment.  Alternatively, employees may, at their own discretion, request duplicate statements from their broker, dealer or bank be sent directly to:  Capital Innovations, LLC, ATTN:  Chief Compliance Officer, 325 Forest Grove Drive, Suite 100, Pewaukee, WI  53072.

Security Name	Amount Owned	Name of Broker, Dealer, or Bank

EMPLOYEE SIGNATURE: _________________________________________

Date:  __________________________________

Appendix H
Capital Innovations, LLC

QUARTERLY EMPLOYEE TRANSACTION RECORD

Information regarding personal securities transactions must be reported to the CCO no more than ten (10) business days following the end of each quarter.  Alternatively, employees may, at their own discretion, request duplicate statements from their broker, dealer or bank be sent directly to:  Capital Innovations, LLC, ATTN:  Chief Compliance Officer, 325 Forest Grove Drive, Suite 100, Pewaukee, WI  53072.

Security Name	Amount Traded	Date of Trade	Nature of Transaction	Price Effected	Name of Broker, Dealer or Bank

EMPLOYEE SIGNATURE: _________________________________________

Date:  __________________________________

Appendix I

INITIAL CODE OF ETHICS CERTIFICATION

FOR CAPITAL INNOVATIONS, LLC

I certify that I:

(1)	have received, read and reviewed the current Code of Ethics Manual,

(2)	understand the policies and procedures in the Code of Ethics Manual,

(3)	recognize that I am subject to such policies and procedures,

(4)	understand the penalties for non-compliance,

(5)	have fully complied with the Compliance,

(6)	have fully disclosed any exceptions to my compliance with the Code of Ethics,

(7)	will fully comply with the Code of Ethics,

(8)	have disclosed and reported all personal Securities transactions and personal securities accounts required to be disclosed or reported, and

(9)	have fully and accurately completed this Certificate.

____________________________________
Signature

____________
Name

__________________
Title

Dated: ___________________

Appendix J

ANNUAL CODE OF ETHICS CERTIFICATION

FOR CAPITAL INNOVATIONS, LLC

I certify that I:

(1)	have received, read and reviewed the current Code of Ethics Manual,

(2)	understand the policies and procedures in the Code of Ethics Manual,

(3)	recognize that I am subject to such policies and procedures,

(4)	understand the penalties for non-compliance,

(5)	have fully complied with the Compliance,

(6)	have fully disclosed any exceptions to my compliance with the Code of Ethics,

(7)	will fully comply with the Code of Ethics,

(8)	have disclosed and reported all personal Securities transactions and personal securities accounts required to be disclosed or reported, and

(9)	have fully and accurately completed this Certificate.

____________________________________
Signature

____________
Name

__________________
Title

Dated: ___________________